Exhibit 23.4

July 9, 2010

To:	FUNTALK CHINA HOLDINGS LIMITED 21/F, Block D The Place Tower No.9 Guanghua Road, Chaoyang District Beijing, China 100020

Ladies and Gentlemen:

We hereby consent to (i) the filing of this consent as an exhibit to the Registration Statement on Form F-1 (the “Registration Statement”), and (ii) the reference to our firm and the discussions related thereto in certain sections of the Registration Statement and prospectus included in the Registration Statement.

Very truly yours,

/s/ COZEN O’CONNOR